Exhibit (O)

BRANDYWINE INVESTMENT TRUST: GLOBAL MULTI-SECTOR INCOME FUND

Financial Statements

December 31, 2015 and 2014

Kreischer Miller

PEOPLE | IDEAS | SOLUTIONS

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

December 31, 2015 and 2014

CONTENTS

INDEPENDENT AUDITORS’ REPORT
FINANCIAL STATEMENTS

Statements of Assets and Liabilities	1

Statements of Operations and Changes in Net Assets	2

Financial Highlights	3

Notes to Financial Statements	4-15

Schedules of Investments:

Investments in Securities at December 31, 2015	16-20

Forward Exchange Contracts at December 31, 2015	21-22

Swaps at December 31, 2015	23-24

Futures Contracts at December 31, 2015	25

Investments in Securities at December 31, 2014	26-30

Forward Exchange Contracts at December 31, 2014	31

Swaps at December 31, 2014	32-33

Futures Contracts at December 31, 2014	34

Independent Auditors’ Report

The Unitholders

Brandywine Investment Trust:

Global Multi-Sector Income Fund

We have audited the accompanying financial statements of the Brandywine Investment Trust: Global Multi-Sector Income Fund, which consist of the statements of assets and liabilities, including the schedules of investments, as of December 31, 2015 and 2014, and the related statements of operations and changes in net assets, and financial highlights for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements and financial highlights that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and financial highlights. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements and financial highlights, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and financial highlights in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights.

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We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Brandywine Investment Trust: Global Multi-Sector Income Fund as of December 31, 2015 and 2014, the results of its operations and changes in net assets, and its financial highlights for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Horsham, Pennsylvania

April 22, 2016

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Statements of Assets and Liabilities

December 31, 2015 and 2014

	2015	2014
ASSETS

Investments in securities at fair value (cost of $5,294,918 and $5,270,736, respectively)	$4,848,280	$4,956,705

Cash and cash equivalents	1,263,966	250,232

Cash deposits on futures contracts	9,159	7,142

Cash deposits on centrally cleared swaps	59,039	16,019

Interest receivable	65,366	79,438

Unrealized gain on forward exchange contracts	31,533	85,406

Variation margin receivable on centrally cleared swaps	6,230	860

Swap premiums paid on bilateral swaps	4,477	4,863

Unrealized gain on bilateral swaps	1,815	24

Variation margin receivable on futures contracts	1,304	—

Receivable for investment securities sold	—	5,285

TOTAL ASSETS	6,291,169	5,405,974

LIABILITIES

Unrealized loss on forward exchange contracts	41,690	16,735

Swap premiums received on bilateral swaps	3,505	1,931

Unrealized loss on bilateral swaps	2,787	1,595

Variation margin payable on futures contracts	—	4,241

Payable for investment securities purchased	—	6,873

Other liabilities	38,198	41,772

TOTAL LIABILITIES	86,180	73,147

NET ASSETS	$6,204,989	$5,332,827

Number of units outstanding	586,855	496,043

Net asset value per unit	$10.5733	$10.7507

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Statements of Operations and Changes in Net Assets

Years Ended December 31, 2015 and 2014

	2015	2014
Investment activities:

Interest income (net of withholding taxes of $1,299 and $3,314, respectively)	$232,910	$300,907
Administrative expenses	5,665	5,511

Net investment income	227,245	295,396

Net realized gain (loss) on investment and foreign currency transactions	(123,478)	192,960

Net loss from change in unrealized appreciation/depreciation of investments and translation of assets and liabilities in foreign currencies	(199,485)	(311,086)

Net realized and unrealized loss on investment and foreign currency transactions	(322,963)	(118,126)

Net increase (decrease) in net assets derived from investment activities	(95,718)	177,270

Participant transactions: Subscription of units (234,392 units in 2015)	2,500,000	—

Redemption of units (143,580 and 2,980 units, respectively)	(1,532,120)	(32,144)

Increase (decrease) in net assets derived from participant transactions	967,880	(32,144)

Increase in net assets	872,162	145,126

Net assets, beginning of year	5,332,827	5,187,701

Net assets, end of year	$6,204,989	$5,332,827

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Financial Highlights

Years Ended December 31, 2015 and 2014

	2015	2014
Per Unit Operating Performance:
Net asset value per unit, beginning of year	$10.7507	$10.3957

Investment activities:

Net investment income	0.4465	0.5937

Net realized and unrealized loss on investment and foreign currency transactions	(0.6239)	(0.2387)

Net increase (decrease) in net assets derived from investment activities	(0.1774)	0.3550

Net asset value per unit, end of year	$10.5733	$10.7507

Total Return	(1.65%)	3.41%

Net Investment Income as a Percentage of Average Net Assets*	4.11%	5.49%

Administrative Expenses as a Percentage of Average Net Assets*	0.10%	0.10%

*	Net investment income and administrative expenses are net of waived expenses. In future years, net investment income ratios may decrease (and administrative expense ratios may increase) if expenses are not waived.

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(1)	Nature of Business

The Global Multi-Sector Income Fund (the Fund) is a portfolio of the Brandywine Investment Trust (the Trust). The Trust was organized on July 5, 1996 by Brandywine Global Investment Management, LLC, a company organized under the laws of the State of Delaware, and registered as an investment advisor under the Investment Advisors Act of 1940. The trust agreement permits Brandywine Global Investment Management, LLC (the Investment Advisor) to create multiple funds, each of which issues a separate class of units and is limited to 99 accredited investors. As of December 31, 2015, the Fund is one of nineteen active funds in the Trust. The Trustee of the Fund is the Bank of New York Mellon (the Trustee). The Trustee acts as custodian and performs all accounting functions of the Fund.

The Fund was organized with the primary objective of maximizing income through the business cycle (3-5 year period) with a secondary objective of capital appreciation by strategically investing in a broad mix of global securities, including, but not limited to: sovereign debt, emerging market debt, global high yield credit, global investment grade, bank loans, structured credit, convertible securities, preferred stock, common stock and currencies. The strategy may hold synthetic short and/ or long positions on individual securities, indices, currencies and/ or interest rates through forwards, swaps, and/ or futures.

On March 31, 2014, the Fund changed its name from the Global Income Total Return Fund to the Global Multi-Sector Income Fund.

The Trust will continue until July 5, 2045 unless sooner terminated upon the occurrence of any of the following: (1) resignation or removal of the trustee when no successor trustee is appointed, (2) termination of all the funds of the Trust.

(2)	Summary of Significant Accounting Policies

Basis of Accounting

The Fund is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 946 Financial Services – Investment Companies (ASC 946). The accompanying financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, including, but not limited to, ASC 946.

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BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(2)	Summary of Significant Accounting Policies, Continued

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from investment activities during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents include short-term investments with original maturities of three months or less.

Foreign Currency

Amounts denominated in or expected to settle in foreign currency are translated into United States dollars (base currency) on the following basis:

•	Fair value of investment securities, other assets and liabilities – at the rate of exchange at the statement of assets and liabilities date.

•	Purchases and sales of investment securities, income and expenses – at the rates of exchange on the respective dates of such transactions.

Net realized foreign exchange gains or losses arise upon sales and maturities of securities; sales of foreign currencies; currency gains or losses realized between the trade and settlement dates on securities transactions; and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the base currency equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, including investments in securities at year end, resulting from changes in exchange rates.

The Fund does not distinguish between changes in foreign exchange rates and changes in foreign market prices of securities held when determining the results of operations. Such fluctuations are aggregated in the net realized and unrealized gain or loss from investments.

Investments that are denominated and settled in foreign currencies involve the risk that future fluctuations in exchange rates may result in losses to the Fund.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(2)	Summary of Significant Accounting Policies, Continued

Foreign Securities

The securities exchanges of certain foreign markets may be smaller, less liquid and more volatile than the major securities markets in the United States. In addition, foreign markets may be subject to political and economic factors which may potentially impact the Fund’s ability to buy or sell certain securities or repatriate proceeds to United States dollars.

Subscription and Redemption of Units

Units in the Fund are not transferable and may only be redeemed through the Fund. The value of participating units, upon admission to or withdrawal from the Fund, is based upon the fair value of net assets held as of the most recent valuation date.

Income Taxes

No provision for federal or state income taxes has been made because the Fund is not a taxable entity and the unitholders are individually liable for the taxes on their respective shares of the Fund’s income or loss.

FASB ASC 740, Income Taxes, is the authoritative pronouncement on accounting for and reporting income tax liabilities and expense. FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken. In addition, FASB ASC 740 provides guidance on derecognition, classification and disclosure.

The Fund files income tax returns in the U.S. federal and state jurisdictions. The Fund’s tax returns are subject to examination by the relevant tax authorities until expiration of the applicable statute of limitations, which is generally three years after the filing of the tax return. It is difficult to predict the final timing and resolution of any particular uncertain tax position. The Investment Advisor does not anticipate significant changes to the Fund’s tax positions over the next 12 months.

Other

The Fund records security transactions based on trade dates. Realized gains and losses from security transactions are recorded on the first-in, first-out cost basis. Interest income is recorded on the accrual basis. Withholding taxes on foreign income have been provided for based upon the Trustee’s understanding of the applicable country’s tax rules and rates. All unitholders have a proportionate undivided interest in the net assets of the Fund.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(2)	Summary of Significant Accounting Policies, Continued

Subsequent Events

The Fund has performed an evaluation of subsequent events through April 22, 2016, which is the date the financial statements were available to be issued.

In March 2016, the Investment Advisor decided to convert the Fund to mutual fund registered under the Investment Company Act of 1940. The Investment Advisor anticipates that the conversion will occur in June of 2016.

(3)	Valuation

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value and establishes a framework for measuring and disclosing fair value. The Fund’s investments in securities, forward exchange contracts, swaps, and futures contracts are reported at fair value, on a recurring basis, as defined under FASB ASC 820.

Valuation Methods

Investments in securities are valued by the Trustee based upon market valuations provided by independent pricing services, which for Level 2 securities, considers the yield or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers. Forward exchange contracts are valued by the Trustee using the prevailing forward exchange rates provided by independent pricing services. Swaps are valued at prices furnished by independent pricing services or independent swap dealers. Futures contracts are valued at closing settlement prices. Securities, swaps, forward exchange contracts, and futures contracts, for which prices are not available from independent pricing services, are valued at their fair values as determined in good faith by the Investment Advisor.

Valuation Inputs

Various inputs may be used to determine the value of the Fund’s investments. These inputs are summarized in the three broad levels listed below. The input levels or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

Level 1:	Quoted prices in active markets for identical securities.

Level 2:	Observable inputs other than Level l quoted prices.

Level 3:	Unobservable inputs.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(3)	Valuation, Continued

Valuation Inputs, Continued

Observable inputs are inputs that other market participants may use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk, and others. The determination of what constitutes observable inputs requires judgment by the Investment Advisor.

In situations where quoted prices or observable inputs are unavailable or deemed less relevant (for example, when there is little or no market activity for an investment), unobservable inputs may be used. Unobservable inputs reflect the Investment Advisor’s own assumptions about the factors market participants would use in pricing an investment, and would be based upon available information.

The following is a summary of the inputs used to value the Fund’s assets and liabilities as of December 31:

	2015
	Level l	Level 2	Level 3	Total
Assets:
Investments in securities*	$286,349	4,561,931	$—	$4,848,280
Unrealized gain on forward exchange contracts	—	31,533	—	31,533
Variation margin receivable on centrally cleared swaps	—	6,230	—	6,230
Unrealized gain on bilateral swaps	—	1,815	—	1,815
Variation margin receivable on futures contracts	1,304	—	—	1,304

	$287,653	$4,601,509	$—	$4,889,162

Liabilities:
Unrealized loss on forward exchange contracts	$—	$41,690	$—	$41,690
Unrealized loss on bilateral swaps	—	2,787	—	2,787

	$—	$44,477	$—	$44,477

*	Please refer to the schedule of investments for additional valuation input level information.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(3)	Valuation, Continued

Valuation Inputs, Continued

The following is a summary of the inputs used to value the Fund’s assets and liabilities as of December 31:

	2014
	Level l	Level 2	Level 3	Total
Assets:
Investments in securities	$—	$4,956,705	$—	$4,956,705
Unrealized gain on forward exchange contracts	—	85,406	—	85,406
Variation margin receivable on centrally cleared swaps	—	860	—	860
Unrealized gain on bilateral swaps	—	24	—	24

	$—	$5,042,995	$—	$5,042,995

Liabilities:
Unrealized loss on forward exchange contracts	$—	$16,735	$—	$16,735
Unrealized loss on bilateral swaps	—	1,595	—	1,595
Variation margin payable on futures contracts	4,241	—	—	4,241

	$4,241	$18,330	$—	$22,571

(4)	Purchases and Sales of Investment Securities

Purchases of securities, other than cash equivalents, for the years ended December 31, 2015 and 2014, aggregated $5,129,744 and $7,433,319, respectively. Sales of securities, other than cash equivalents, for the years ended December 31, 2015 and 2014, aggregated $4,402,733 and $7,105,313, respectively.

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(5)	Amortization and Accretion

The Fund amortizes premiums and accretes discounts over the remaining period of maturity. Net amortization of $13,462 and $18,255, for the years ended December 31,2015 and 2014, respectively, is included in interest income in the accompanying statements of operations and changes in net assets.

(6)	Administrative Expenses

No fee to the Investment Advisor was deducted from the Fund; instead, the unitholders were billed separately by the Investment Advisor.

The Fund is responsible for all its own costs and expenses, including services of its independent accountants, legal counsel, and custodial fees. For the years ended December 31, 2015 and 2014, the Investment Advisor elected to pay certain administrative expenses (other than the advisory fee) aggregating approximately $38,000 and $62,000, respectively. At some time in the future, the Investment Advisor may decide to pay a reduced portion or none of these expenses.

(7)	Related Party Transactions

The Fund invests excess liquid funds in a short-term investment fund administered by the Trustee. The total funds invested at December 31, 2015 and 2014 were $1,263,966 and $250,111, respectively; interest income earned, for the years ended December 31, 2015 and 2014, was $410 and $61, respectively.

During 2015, the Investment Advisor purchased 232,393 units of the Fund. At December 31, 2015, the Investment Advisor owned 40% of the units of the Fund.

(8)	Derivative Instruments

A derivative is a financial instrument whose value is derived from an underlying security price, foreign exchange rate, interest rate, index of prices or rates, or other variable; it requires little or no initial investment and permits or requires net settlement. The Fund may use derivatives for a variety of purposes, such as seeking to hedge against declines in principal value, increase yield, invest in an asset with greater efficiency and at a lower cost than is possible through direct investment, or to adjust portfolio duration and credit exposure. The risks associated with the use of derivatives are different from, and potentially much greater than, the risks associated with investing directly in the instruments on which the derivatives are based. Investments in derivatives can magnify returns positively or negatively.

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BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(8)	Derivative Instruments, Continued

The Fund values its derivatives at fair value, as described in Note 3, and recognizes changes in fair value currently in its results of operations. Accordingly, the Fund does not follow hedge accounting, even for derivatives employed as economic hedges. Generally the Fund accounts for its derivatives on a gross basis. It does not offset the fair value of derivative liabilities against the fair value of derivative assets on its financial statements, nor does it offset the fair value of derivative instruments against the right to reclaim or obligation to return collateral.

The following table summarizes the fair value of the Fund’s derivative instruments held as of December 31, 2015 and 2014, and the related location on the accompanying statements of assets and liabilities, presented by primary underlying risk exposure:

	Location on Statements of Assets and Liabilities	2015 Fair Value	2014 Fair Value
Assets:
Foreign exchange derivatives	Unrealized gain on forward exchange contracts	$31,533	$85,406

Credit derivatives	Variation margin receivable on centrally cleared swaps	6,230	860

	Swap premiums paid and unrealized gain on bilateral swaps	6,292	4,887

Interest rate derivatives	Variation margin receivable on futures contracts	1,304	—

		$45,359	$91,153

Liabilities:
Foreign exchange derivatives	Unrealized loss on forward exchange contracts	$41,690	$16,735
Credit derivatives
	Swap premiums received and unrealized loss on bilateral swaps	6,292	3,526

Interest rate derivatives	Variation margin payable on futures contracts	—	4,241

		$47,982	$24,502

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BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(8)	Derivative Instruments, Continued

Additionally, the amounts of gains and losses on derivative instruments recognized in the accompanying statements of operations and changes in net assets for the years ended December 31, 2015 and 2014, are summarized in the following table by primary underlying risk exposure:

	2015	2014
Net realized gain (loss) on investment and foreign currency transactions:
Foreign exchange derivatives	$297,483	$192,085
Credit derivatives	(11,545)	(30,087)
Interest rate derivatives	(5,618)	(88,697)

	$280,320	$73,301

Net gain (loss) from change in unrealized appreciation/depreciation of investments and translation of assets and liabilities in foreign currencies:
Foreign exchange derivatives	$(78,828)	$101,484
Credit derivatives	4,009	21,864
Interest rate derivatives	5,545	(11,067)

	$(69,274)	$112,281

Forward Exchange Contracts

The Fund may enter into forward exchange contracts. When entering into a forward exchange contract, the Fund agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. Upon valuation, the Fund’s net equity in the contracts, representing unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and forward rates at the reporting date, is included in the statements of assets and liabilities. These instruments involve market risk as future fluctuations in exchange rates may result in losses to the Fund. These instruments also involve credit risk from the possible inability of counterparties to meet the terms of their contracts.

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BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(8)	Derivative Instruments, Continued

Swaps

The Fund is subject to interest rate risk, credit risk, and inflation risk in the normal course of pursuing its investment objectives and may use swap contracts to help manage such risks. The Fund may use swaps in an effort to manage exposure to changes in interest rates, inflation rates, and credit quality; to adjust overall exposure to certain markets; to enhance total return or protect the value of portfolio securities; to serve as a cash management tool; and/ or to adjust portfolio duration and credit exposure. Swap agreements are executed in the over the counter market and can be settled either directly with the counterparty (bilateral swap) or through a central clearinghouse (centrally cleared swap). The fluctuations in the fair value of a contract are reflected in unrealized gain or loss and are reclassified to realized gain or loss upon contract termination or cash settlement. Net periodic receipts or payments required by a contract increase or decrease the value of the contract until the contractual payment date, at which time such amounts are reclassified from unrealized to realized gain or loss.

For bilateral swaps, cash payments are made or received by the fund on a periodic basis in accordance with the contract terms; unrealized gain on contracts and premiums paid are reflected as assets, and unrealized loss on contracts and premiums received are reflected as liabilities in the accompanying statements of assets and liabilities.

For centrally cleared swaps, payments may be made or received by the fund to settle the fluctuation in the value of the contract (variation margin). Accordingly, the value of a centrally cleared swap in net assets is the unsettled variation margin; net variation margin receivable is reflected as an asset and net variation margin payable is reflected as a liability in the accompanying statements of assets and liabilities. At its election, the Fund may also hold additional United States dollars and foreign currencies in an account with the broker to settle future margin obligations.

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BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(8)	Derivative Instruments, Continued

Swaps, Continued

Interest rate swaps are agreements to exchange cash flows based on the difference between specified interest rates applied to a notional principal amount for a specified period of time. Risks related to the use of interest rate swaps include the potential for unanticipated movements in interest and/or currency rates, the possible failure of a counterparty to perform in accordance with the terms of the swap agreements, potential government regulation that could adversely affect the Fund’s swap investments, and potential losses in excess of the Fund’s initial investment.

Credit default swaps are agreements where one party (the protection buyer) agrees to make periodic payments to another party (the protection seller) in exchange for protection against specified credit events, such as certain defaults and bankruptcies related to an underlying credit instrument, or issuer or index of such instruments. Upon occurrence of a specified credit event, the protection seller is required to pay the protection buyer the difference between the notional amount of the swap and the value of the underlying credit, either in the form of a net cash settlement or by paying the gross notional amount and accepting delivery of the relevant underlying credit.

For credit default swaps where the underlying credit is an index, a specified credit event may affect all or some of the individual underlying securities included in the index and will be settled based upon the relative weighting of the affected underlying security(s) within the index. Generally, the payment risk for the seller of protection is inversely related to the current market price or credit rating of the underlying credit, both of which are indicators of market fluctuations of credit quality. Therefore payment risk increases as the price of the relevant underlying credit or credit rating declines. Risks related to the use of credit default swaps include the possible inability of the Fund to accurately assess the current and future creditworthiness of underlying issuers, the possible failure of a counterparty to perform in accordance with the terms of the swap agreements, potential government regulation that could adversely affect the Fund’s swap investments, and potential losses in excess of the Fund’s initial investment.

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BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Notes to Financial Statements

December 31, 2015 and 2014

(8)	Derivative Instruments, Continued

Futures Contracts

The Fund is subject to interest rate risk in the normal course of pursuing its investment objectives and uses futures contracts to help manage such risk. The Fund may enter into futures contracts to manage exposure to interest rate and yield curve movements, security prices, foreign currencies, credit quality, and mortgage prepayments; as an efficient means of adjusting exposure to all or part of a target market; to enhance income; as a cash management tool; and/ or to adjust portfolio duration and credit exposure. A futures contract provides for future sale by one party and purchase by another of a specified amount of a particular underlying financial instrument at an agreed-upon price, date, time and place. The Fund currently invests only in exchange-traded futures, which generally are standardized as to maturity date, underlying financial instrument, and other contract terms. Upon entering into a futures contract, the Fund is required to deposit with the broker cash or securities in an amount equal to a certain percentage of the contract value (initial margin deposit); the margin deposit must then be maintained at the established level over the life of the contract. Subsequent payments are made or received by the Fund to settle the fluctuations in the value of the contract (variation margin), which reflect changes in the value of the underlying financial instrument. At its election, the Fund may also hold additional United States dollars and foreign currencies in an account with the broker to settle future variation margin obligations.

All cash and currencies held by the broker for initial margin or future settlements are reflected as cash deposits on futures contracts on the accompanying statements of assets and liabilities. Variation margin is recorded as unrealized gain or loss until the contract is closed. The value of futures contracts included in net assets is the amount of unsettled variation margin, if any. Risks related to the use of futures contracts include possible illiquidity of futures markets, contract prices that can be highly volatile and imperfectly correlated to movements in hedged security values and or/interest rates, and potential losses in excess of the Fund’s initial investment.

Schedule of Investments - Investments in Securities

at December 31, 2015

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI SECTOR INCOME FUND

Schedule of Investments

December 31, 2015

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)	Valuation Input Level
AUSTRALIAN DOLLAR (3.56% OF NET ASSETS)
AUSTRALIAN GOVERNMENT 2.750% 4/21/2024 DD 6/25/2012	218,000	$161,459	218,900	$158,470	217,813	$(2,989)	(1,087)	2
AUSTRALIAN GOVERNMENT 3.250% 4/21/2029 DD 10/17/2012	85,000	63,374	86,301	62,668	86,136	(706)	(165)	2

		224,833		221,138		(3,695)

BRAZILIAN REAL (0.93% OF NET ASSETS)
ARCOS DORADOS HOLDINGS I - 144A 10.250% 7/13/2016 DD 7/13/2011	250,000	125,000	252,281	57,978	229,375	(67,022)	(22,906)	2

BRITISH POUND (8.78% OF NET ASSETS)
UK TSY 3.5% 2045 3.500% 1/22/2045 DD 6/25/2014	135,000	243,130	159,476	232,231	157,563	(10,899)	(1,913)	2
UK TSY 5% 2025 5.000% 3/7/2025 DD 9/27/2001	95,000	185,308	120,736	177,447	120,393	(7,861)	(343)	2
VIRGIN MEDIA SECURED FIN - 144A 4.875% 1/15/2027 DD 3/30/2015	100,000	147,470	100,000	134,862	91,500	(12,608)	(8,500)	2

		575,908		544,540		(31,368)

EURO (13.52% OF NET ASSETS)
AIREM 2007-1X 2A2 VAR RT 9/20/2066 DD 5/9/2007	88,836	119,448	86,516	93,487	86,060	(25,961)	(456)	2
ALTICE LUXEMBOURG SA - 144A 7.250% 5/15/2022 DD 5/8/2014	100,000	138,295	100,000	101,569	93,500	(36,726)	(6,500)	2

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI SECTOR INCOME FUND

Schedule of Investments

December 31, 2015

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)	Valuation Input Level
EURO, CONTINUED
BUONI POLIENNALI DEL TES 1.500% 6/1/2025 DD 3/2/2015	87,000	96,492	86,668	94,571	87,058	(1,921)	390	2
EDCON LTD - 144A 9.500% 3/1/2018 DD 3/1/2011	100,000	128,216	99,868	65,460	60,260	(62,756)	(39,608)	2
INTERNATIONAL GAME TECH 4.750% 2/15/2023 DD 2/13/2015	100,000	107,525	97,466	101,569	93,500	(5,956)	(3,966)	2
IRISH TSY 2% 2045 2.000% 2/18/2045 DD 2/10/2015	90,000	97,088	87,174	93,747	86,299	(3,341)	(875)	2
RHIPO 9 A2 VAR RT 2/17/2050 DD 4/3/2007	65,618	82,358	64,227	68,984	63,504	(13,374)	(723)	2
VIRIDIAN GROUP FUNDCO II - 144A 7.500% 3/1/2020 DD 2/13/2015	100,000	114,472	102,349	111,617	102,750	(2,855)	401	2
WIND ACQUISITION FIN SA - 144A VAR RT 7/15/2020 DD 3/30/2015	100,000	106,165	100,000	107,652	99,100	1,487	(900)	2

		990,059		838,656		(151,403)

HUNGARIAN FORINT (2.06% OF NET ASSETS)
HUNGARY GOVERNMENT BOND 5.500% 6/24/2025 DD 1/15/2014	31,870,000	128,627	37,270,351	127,988	37,231,713	(639)	(38,638)	2

NEW ZEALAND DOLLAR (3.55% OF NET ASSETS)
NEW ZEALAND GOVERNMENT 4.500% 4/15/2027 DD 7/9/2014	125,000	91,752	136,110	92,698	135,405	946	(705)	2
NEW ZEALAND GOVERNMENT 6.000% 12/15/2017 DD 4/27/2005	175,000	135,873	184,622	127,297	185,944	(8,576)	1,322	2

		227,625		219,995		(7,630)

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI SECTOR INCOME FUND

Schedule of Investments

December 31, 2015

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)	Valuation Input Level
UNITED STATES DOLLAR (45.74% OF NET ASSETS)
ABBEY NATL TREASURY SERV VAR RT 9/29/2017 DD 9/29/2014	80,000	80,000	80,000	79,330	79,330	(670)	(670)	2
ALLIANCE ONE INTL INC 9.875% 7/15/2021 DD 12/20/2013	40,000	39,368	39,368	29,400	29,400	(9,968)	(9,968)	2
AT&T INC 4.750% 5/15/2046 DD 5/4/2015	110,000	107,784	107,784	100,716	100,716	(7,068)	(7,068)	2
BACM 2007-3 B VAR RT 6/10/2049 DD 7/1/2007	100,000	99,191	99,191	98,754	98,754	(437)	(437)	2
BANK OF AMERICA CORP 4.200% 8/26/2024 DD 8/26/2014	120,000	120,775	120,775	119,062	119,062	(1,713)	(1,713)	2
BONANZA CREEK ENERGY INC 6.750% 4/15/2021 DD 6/28/2013	30,000	29,703	29,703	18,150	18,150	(11,553)	(11,553)	2
CAPSUGEL SA - 144A VAR RT 5/15/2019 DD 11/14/2013	60,000	59,554	59,554	58,500	58,500	(1,054)	(1,054)	2
CITIGROUP INC VAR RT 4/27/2018 DD 4/27/2015	100,000	99,844	99,844	99,596	99,596	(248)	(248)	2
DIGICEL GROUP LTD - 144A 8.250% 9/30/2020 DD 9/19/2012	200,000	209,503	209,503	165,000	165,000	(44,503)	(44,503)	2
DISH DBS CORP 5.000% 3/15/2023 DD 5/9/2013	80,000	74,835	74,835	69,400	69,400	(5,435)	(5,435)	2
DUPONT FABROS TECH LP 5.875% 9/15/2021 DD 12/17/2013	90,000	92,857	92,857	93,600	93,600	743	743	2
EQUINIX INC 5.375% 4/1/2023 DD 3/5/2013	50,000	50,482	50,482	51,000	51,000	518	518	2
GENERAL ELEC CAP CORP VAR RT 1/9/2020 DD 1/9/2015	105,000	105,000	105,000	104,956	104,956	(44)	(44)	2

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI SECTOR INCOME FUND

Schedule of Investments

December 31, 2015

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)	Valuation Input Level
UNITED STATES DOLLAR, CONTINUED
GOLDMAN SACHS GROUP INC VAR RT 11/15/2018 DD 11/15/2013	110,000	110,874	110,874	110,447	110,447	(427)	(427)	2
HEXION INC 6.625% 4/15/2020 DD 6/20/2012	105,000	108,163	108,163	81,638	81,638	(26,525)	(26,525)	2
IRON MOUNTAIN INC 6.000% 8/15/2023 DD 8/13/2013	90,000	93,474	93,474	93,150	93,150	(324)	(324)	2
JPMCC 2007 - LD12 AM VAR RT 2/15/2051 DD 8/1/2007	225,000	247,618	247,618	236,750	236,750	(10,868)	(10,868)	2
KRAFT HEINZ FOODS CO - 144A 4.875% 2/15/2025 DD 1/30/2015	58,000	60,366	60,366	61,653	61,653	1,287	1,287	2
MACQUARIE BANK LTD VAR RT 10/27/2017 DD 10/27/2014	30,000	29,913	29,913	29,860	29,860	(53)	(53)	2
MACQUARIE BANK LTD - 144A VAR RT 10/27/2017 DD 10/27/2014	80,000	80,059	80,059	79,626	79,626	(433)	(433)	2
MORGAN STANLEY VAR RT 1/5/2018 DD 12/5/2014	80,000	80,000	80,000	79,934	79,934	(66)	(66)	2
QORVO INC - 144A 6.750% 12/1/2023 DD 11/19/2015	50,000	51,122	51,122	51,000	51,000	(122)	(122)	2
QUALCOMM INC 4.800% 5/20/2045 DD 5/20/2015	85,000	84,549	84,549	75,523	75,523	(9,026)	(9,026)	2
SAFWAY GROUP HOLDING/FIN - 144A 7.000% 5/15/2018 DD 5/14/2013	55,000	56,300	56,300	54,863	54,863	(1,437)	(1,437)	2
SPRINT CORP 7.250% 9/15/2021 DD 11/14/2014	110,000	110,876	110,876	83,017	83,017	(27,859)	(27,859)	2
TELECOM ITALIA CAPITAL 6.375% 11/15/2033 DD 9/30/2004	50,000	51,325	51,325	47,750	47,750	(3,575)	(3,575)	2

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI SECTOR INCOME FUND

Schedule of Investments

December 31, 2015

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)	Valuation Input Level
UNITED STATES DOLLAR, CONTINUED
T-MOBILE USA INC 6.500% 1/15/2024 DD 11/21/2013	90,000	94,436	94,436	91,800	91,800	(2,636)	(2,636)	2
TRIUMPH GROUP INC 5.250% 6/1/2022 DD 9/24/2014	105,000	105,233	105,233	84,525	84,525	(20,708)	(20,708)	2
US TREASURY N/B 3.000% 5/15/2045 DD 5/15/2015	160,000	158,715	158,715	159,269	159,269	554	554	1
US TREASURY N/B 2.000% 2/15/2025 DD 2/17/2015	130,000	127,015	127,015	127,080	127,080	65	65	1
VECTOR GROUP LTD 7.750% 2/15/2021 DD 6/4/2013	40,000	41,756	41,756	42,200	42,200	444	444	2
WBCMT 2006-C26 AJ VAR RT 6/15/2045 DD 6/1/2006	50,000	49,917	49,917	49,336	49,336	(581)	(581)	2
WR GRACE & CO-CONN - 144A 5.125% 10/1/2021 DD 9/16/2014	110,000	112,259	112,259	111,100	111,100	(1,159)	(1,159)	2

		3,022,866		2,837,985		(184,881)

TOTAL		$5,294,918		$4,848,280		$(446,638)

Schedule of Investments – Forward Exchange Contracts

at December 31, 2015

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Forward Exchange Contracts

December 31, 2015

Currency Payable		Currency Receivable		Settle Date	Unrealized Gain	Unrealized Loss
BARCLAYS CAPITAL LONDON
450,000	MXN	27,244	USD	1/13/2016	$1,204	$—
64,197	USD	1,095,000	MXN	1/13/2016	—	832
160,000	BRL	40,828	USD	2/5/2016	826	—
25,000	BRL	6,236	USD	2/5/2016	—	14
114,774	USD	105,000	EUR	2/10/2016	—	611

					2,030	1,457

CITIBANK N.A.
58,423	USD	1,000,000	MXN	1/13/2016	—	556
1,005,000	EUR	1,076,496	USD	2/10/2016	—	16,206
40,000	NZD	26,093	USD	2/17/2016	—	1,216
120,000	AUD	85,924	USD	2/18/2016	—	1,194

					—	19,172

GOLDMAN SACHS BANK USA
20,000	EUR	21,799	USD	2/10/2016	54	—
42,974	USD	12,365,000	HUF	3/21/2016	—	519

					54	519

HSBC SECURITIES INC
1,300,000	MXN	77,971	USD	1/13/2016	2,743	—
1,360,000	MXN	82,052	USD	1/13/2016	3,352	—
475,000	MXN	28,773	USD	1/13/2016	1,286	—
52,638	USD	875,000	MXN	1/13/2016	—	2,004
270,000	BRL	69,563	USD	2/5/2016	2,060	—
110,000	EUR	119,287	USD	2/10/2016		312
118,368	USD	110,000	EUR	2/10/2016	1,231	—
203,726	USD	185,000	EUR	2/10/2016	—	2,582
124,858	USD	115,000	EUR	2/10/2016	178	—
135,000	NZD	90,761	USD	2/17/2016		1,408
375,000	GBP	568,515	USD	3/14/2016	15,739	—
48,660,000	HUF	168,234	USD	3/21/2016	1,161	—

					27,750	6,306

J.P. MORGAN CHASE BANK N.A.
435,000	MXN	26,011	USD	1/13/2016	839	—
155,000	NZD	100,766	USD	2/17/2016	—	5,057

					839	5,057

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Forward Exchange Contracts

December 31, 2015

Currency Payable		Currency Receivable		Settle Date	Unrealized Gain	Unrealized Loss
MORGAN STANLEY CAPITAL SERVICES INC
53,929	USD	210,000	BRL	2/5/2016	—	1,426
65,236	EUR	63,955	USD	2/10/2016	—	1,281
59,800	EUR	59,122	USD	2/10/2016	—	678
108,727	EUR	106,405	USD	2/10/2016	—	2,322
27,317	USD	25,000	EUR	2/10/2016	—	135
3,412	USD	5,000	NZD	2/17/2016	2	—
105,268	AUD	102,682	USD	2/18/2016	—	2,586
30,491	AUD	29,740	USD	2/18/2016	—	751
6,867	HUF	6,878	USD	3/21/2016	11	—

					13	9,179

UBS AG STAMFORD
116,045	USD	2,020,000	MXN	1/13/2016	847	—

TOTAL (-0.16% OF NET ASSETS)					$31,533	$41,690

Currency Legend:

AUD	Australian Dollar	BRL	Brazilian Real
EUR	Euro	GBP	British Pound
HUF	Hungarian Forint	MXN	Mexican Peso
NZD	New Zealand Dollar	USD	United States Dollar

Note: The above schedule presents open forward exchange contracts by counterparty.

Schedule of Investments – Swaps

at December 31, 2015

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Swaps

December 31, 2015

	Counterparty	Notional Currency	Notional Amounts	Market Value	Premiums Paid (Received)	Unrealized Gain (Loss)
Bilateral Credit Default Swaps,

Protection Bought:

BANCO BILBAO VIZCAYA ARGENTARIA, Pay 1.00% Receive upon credit default, 12/20/2020	Citigroup	EUR	50,000	$705	$1,384	$(679)

BANCO SANTNDER, S.A., Pay 1.00% Receive upon credit default, 12/20/2020	Citigroup	EUR	50,000	913	1,522	(609)

CLARIANT AG, Pay 1.00% Receive upon credit default, 12/20/2020	Citigroup	EUR	95,000	(1,141)	(1,446)	305

HSBC BANKPLC, Pay 1.00% Receive upon credit default, 12/20/2020	Citigroup	EUR	60,000	(928)	(528)	(400)

HSBC BANK PLC, Pay 1.00% Receive upon credit default, 12/20/2020	JPMorgan	EUR	35,000	(541)	(272)	(269)

MARKS & SPENCER PLC, Pay 1.00% Receive upon credit default, 12/20/2020	Citigroup	EUR	95,000	73	(519)	592

METRO AG, Pay 1.00% Receive upon credit default, 12/20/2020	JPMorgan	EUR	95,000	763	434	329

SOCIETE GENERALE SA, Pay 1.00% Receive upon credit default, 12/20/2020	JPMorgan	EUR	95,000	(1,570)	(740)	(830)

STANDARD CHARTERED BANK, Pay 1.00% Receive upon credit default, 12/20/2020	Citigroup	EUR	60,000	1,090	690	400

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Swaps

December 31, 2015

	Counterparty	Notional Currency	Notional Amounts	Market Value	Premiums Paid (Received)	Unrealized Gain (Loss)
Bilateral Credit Default Swaps, Continued
Protection Bought:
STANDARD CHARTERED BANK, Pay 1.00% Receive upon credit default, 12/20/2020	JPMorgan	EUR	35,000	636	447	189

TOTAL (0.02% OF NET ASSETS)				$—	$972	$(972)

	Counterparty	Notional Currency	Notional Amounts	Market Value	Initial Value	Unrealized Gain
Centrally Cleared Credit Default Swaps,
Protection Bought:
MARKIT ITRX EUR XOVER, Pay 5.00% Receive upon credit default, 12/20/2020	Intercontinental Exchange	EUR	325,000	$28,939	$26,505	$2,434
MARKIT CDX NA IG, Pay 1.00% Receive upon credit default, 12/20/2020	Intercontinental Exchange	EUR	160,000	(874)	(1,440)	566
MARKIT CDX NA HY, Pay 5.00% Receive upon credit default, 12/20/2020	Intercontinental Exchange	EUR	390,000	4,689	1,458	3,230

TOTAL (0.09% OF NET ASSETS)				$32,754	$26,523	$6,230

Currency Legend:
EUR Euro

Schedule of Investments – Futures Contracts

at December 31, 2015

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Futures Contracts

December 31, 2015

Underlying Risk	Contracts	Units per Contract	Contract Currency	Maturity Date	Contract Value at December 31, 2015	Unrealized Gain
Futures Contract (0.02% of Net Assets):
Variation Margin Payable
EURO BTP FUTURE (EUX)	(2)	1,000	EUR	March 2016	$(299,645)	$1,304

Currency Legend:
EUR Euro

Schedule of Investments – Investments in Securities

at December 31, 2014

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Investments in Securities

December 31, 2014

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)
BRAZILIAN REAL (3.03% OF NET ASSETS)
ANHEUSER-BUSCH INBEV WORLDWIDE 9.750% 11/17/2015 DD 11/17/2010	200,000	$84,913	199,915	$72,982	194,000	$(11,931)	(5,915)
ARCOS DORADOS HOLDINGS I - 144A 10.250% 7/13/2016 DD 7/13/2011	250,000	127,126	256,571	88,641	235,625	(38,485)	(20,946)

		212,039		161,623		(50,416)

BRITISH POUND (11.69% OF NET ASSETS)
BAKKAVOR FINANCE 2 PLC - 144A 8.250% 2/15/2018 DD 2/7/2011	100,000	162,291	103,137	159,053	102,006	(3,238)	(1,131)
BOPARAN FINANCE PLC - 144A 5.250% 7/15/2019 DD 7/7/2014	100,000	169,577	99,658	134,096	86,000	(35,481)	(13,658)
CABOT FINANCIAL LUX SA - 144A 10.375% 10/1/2019 DD 9/20/2012	100,000	165,646	109,493	169,562	108,746	3,916	(747)
VIRGIN MEDIA SECURED FIN - 144A 5.500% 1/15/2025 DD 3/28/2014	100,000	167,234	100,474	160,603	103,000	(6,631)	2,526

		664,748		623,314		(41,434)

EURO (16.50% OF NET ASSETS)
AIREM 2007-1X 2A2 VAR RT 9/20/2066 DD 5/9/2007	101,844	136,865	99,131	119,226	98,530	(17,639)	(601)
ALTICE SA - 144A 7.250% 5/15/2022 DD 5/8/2014	100,000	138,295	100,000	122,518	101,250	(15,777)	1,250
BONOS Y OBLIG DEL ESTADO 5.150% 10/31/2044 DD 10/16/2013	30,000	50,948	41,349	51,907	42,897	959	1,548
BUONI POLIENNALI DEL TES 5.000% 9/1/2040 DD 9/16/2009	35,000	51,318	37,766	55,919	46,212	4,601	8,446

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Investments in Securities

December 31, 2014

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)
EURO, CONTINUED
EDCON PTY LTD - 144A 9.500% 3/1/2018 DD 3/1/2011	100,000	128,156	99,822	94,989	78,500	(33,167)	(21,322)
EIRCOM FINANCE LTD - 144A 9.250% 5/15/2020 DD 5/20/2013	100,000	129,221	96,893	130,534	107,875	1,313	10,982
GRP ISOLUX CORSAN FIN BV - 144A 6.625% 4/15/2021 DD 3/20/2014	100,000	135,034	102,276	104,548	86,400	(30,486)	(15,876)
RHIPO 9 A2 VAR RT 2/17/2050 DD 4/3/2007	80,736	101,267	78,973	94,963	78,478	(6,304)	(495)
VIRIDIAN GROUP FUNDCO II - 144A 11.125% 4/1/2017 DD 3/6/2012	81,000	110,487	84,879	105,071	86,832	(5,416)	1,953

		981,591		879,675		(101,916)

INDIAN RUPEE (2.41% OF NET ASSETS)
EUROPEAN BK RECON & DEV 7.650% 2/18/2015 DD 2/18/2014	4,800,000	80,400	4,801,718	76,079	4,802,318	(4,321)	600
EUROPEAN BK RECON & DEV 6.200% 6/27/2015 DD 6/27/2014	3,300,000	54,332	3,298,476	52,347	3,304,290	(1,985)	5,814

		134,732		128,426		(6,306)

INDONESIAN RUPIAH (1.52% OF NET ASSETS)
INDONESIA GOVERNMENT 7.875% 4/15/2019 DD 8/29/2013	1,000,000,000	86,447	1,001,057,319	81,248	1,006,250,000	(5,199)	5,192,681

MEXICAN PESO (4.39% OF NET ASSETS)
MEX BONOS DESARR FIX RT 8.500% 11/18/2038 DD 1/29/2009	1,730,000	157,410	2,032,680	145,126	2,139,123	(12,284)	106,443

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Investments in Securities

December 31, 2014

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)
MEXICAN PESO, CONTINUED
MEX BONOS DESARR FIX RT 6.500% 6/9/2022 DD 2/15/2012	1,250,000	101,696	1,323,527	88,916	1,310,595	(12,780)	(12,932)

		259,106		234,042		(25,064)

NEW ZEALAND DOLLAR (2.06% OF NET ASSETS)
NEW ZEALAND GOVERNMENT 3.000% 4/15/2020 DD 4/15/2013	145,000	108,776	139,153	110,081	140,840	1,305	1,687

UNITED STATES DOLLAR (51.35% OF NET ASSETS)
ABBEY NATL TREASURY SERV VAR RT 9/29/2017 DD 9/29/2014	80,000	80,000	80,000	79,801	79,801	(199)	(199)
ALIBABA GROUP HOLDING - 144A 3.600% 11/28/2024 DD 11/28/2014	200,000	199,637	199,637	198,368	198,368	(1,269)	(1,269)
ALLIANCE ONE INTL INC 9.875% 7/15/2021 DD 12/20/2013	60,000	58,980	58,980	53,550	53,550	(5,430)	(5,430)
ALTA MESA HLDGS/FINANC S 9.625% 10/15/2018 DD 8/11/2011	40,000	40,336	40,336	33,200	33,200	(7,136)	(7,136)
BACM 2007-3 B VAR RT 6/10/2049 DD 7/1/2007	100,000	99,167	99,167	101,811	101,811	2,644	2,644
BANK OF AMERICA CORP 4.200% 8/26/2024 DD 8/26/2014	90,000	90,668	90,668	91,685	91,685	1,017	1,017
BBVA BANCOMER SA TEXAS - 144A 4.375% 4/10/2024 DD 4/10/2014	150,000	148,581	148,581	150,750	150,750	2,169	2,169
BONANZA CREEK ENERGY INC 6.750% 4/15/2021 DD 6/28/2013	90,000	90,763	90,763	79,200	79,200	(11,563)	(11,563)

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Investments in Securities

December 31, 2014

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)
UNITED STATES DOLLAR, CONTINUED
DFC FINANCE CORP - 144A 10.500% 6/15/2020 DD 6/13/2014	60,000	59,515	59,515	50,850	50,850	(8,665)	(8,665)
DIGICEL GROUP LTD - 144A 8.250% 9/30/2020 DD 9/19/2012	200,000	211,177	211,177	194,000	194,000	(17,177)	(17,177)
GOLDMAN SACHS GROUP INC VAR RT 11/15/2018 DD 11/15/2013	80,000	80,924	80,924	80,784	80,784	(140)	(140)
HEXION US FINANCE CORP 6.625% 4/15/2020 DD 6/20/2012	105,000	108,809	108,809	102,900	102,900	(5,909)	(5,909)
JEFFERIES FIN LLC / JFIN - 144A 7.375% 4/1/2020 DD 3/26/2013	200,000	209,641	209,641	186,000	186,000	(23,641)	(23,641)
JPMCC 2007-LD12 AM VAR RT 2/15/2051 DD 8/1/2007	225,000	248,262	248,262	245,135	245,135	(3,127)	(3,127)
LINN ENERGY LLC/FIN CORP VAR RT 11/1/2019 DD 6/28/2014	65,000	62,462	62,462	54,925	54,925	(7,537)	(7,537)
MACQUARIE BANK LTD - 144A VAR RT 10/27/2017 DD 10/27/2014	80,000	80,092	80,092	80,087	80,087	(5)	(5)
MORGAN STANLEY VAR RT 1/5/2018 DD 12/5/2014	80,000	80,000	80,000	80,020	80,020	20	20
NISKA GAS STORAGE CAN/FI - 144A 6.500% 4/1/2019 DD 3/17/2014	25,000	25,000	25,000	18,813	18,813	(6,187)	(6,187)
PENN VIRGINIA CORP 8.500% 5/1/2020 DD 7/31/2013	65,000	64,479	64,479	52,000	52,000	(12,479)	(12,479)
REPUBLIC OF KOREA 4.125% 6/10/2044 DD 6/10/2014	200,000	199,390	199,390	232,968	232,968	33,578	33,578
TELECOM ITALIA CAPITAL 6.375% 11/15/2033 DD 9/30/2004	130,000	127,310	127,310	133,250	133,250	5,940	5,940

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Investments in Securities

December 31, 2014

Security Description	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)
UNITED STATES DOLLAR, CONTINUED
T-MOBILE USA INC 6.500% 1/15/2024 DD 11/21/2013	105,000	110,745	110,745	107,625	107,625	(3,120)	(3,120)
TMX FIN LLC/TTTLEMAX FIN - 144A 8.500% 9/15/2018 DD 7/23/2013	85,000	88,319	88,319	71,400	71,400	(16,919)	(16,919)
TRIUMPH GROUP INC 5.250% 6/1/2022 DD 9/24/2014	80,000	80,460	80,460	79,800	79,800	(660)	(660)
TRONOX FINANCE LLC 6.375% 8/15/2020 DD 9/16/2013	50,000	49,834	49,834	50,125	50,125	291	291
VECTOR GROUP LTD 7.750% 2/15/2021 DD 6/4/2013	75,000	78,831	78,831	78,938	78,938	107	107
WBCMT 2006-C26 AJ VAR RT 6/15/2045 DD 6/1/2006	50,000	49,915	49,915	50,311	50,311	396	396

		2,823,297		2,738,296		(85,001)

TOTAL		$5,270,736		$4,956,705		$(314,031)

Schedule of Investments – Forward Exchange Contracts

at December 31, 2014

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Forward Exchange Contracts

December 31, 2014

Currency Payable		Currency Receivable		Settle Date	Unrealized Gain	Unrealized Loss
BARCLAYS CAPITAL LONDON
34,343	USD	500,000	MXN	1/14/2015	$—	$439

CITIBANK N.A.
130,000	NZD	104,975	USD	1/16/2015	3,482	—
100,000	CHF	105,611	USD	1/23/2015	4,944	—
1,170,000	EUR	1,469,988	USD	2/10/2015	53,705	—
40,000	EUR	49,272	USD	2/10/2015	853	—

					62,984	—

HSBC SECURITIES INC
40,000	NZD	32,137	USD	1/16/2015	909	—
46,836	USD	570,000,000	IDR	1/23/2015	—	1,091
200,000	BRL	79,520	USD	2/5/2015	4,871	—
14,937	USD	40,000	BRL	2/5/2015	—	7
135,562	USD	79,900,000	CLP	2/23/2015	—	4,542
430,000	GBP	675,003	USD	3/13/2015	4,886	—

					10,666	5,640

J.P. MORGAN CHASE BANK N.A.
1,600,000	MXN	117,582	USD	1/14/2015	9,090	—
140,000	NZD	108,641	USD	1/16/2015	—	660
45,000	EUR	55,789	USD	2/10/2015	1,316	—
30,000	EUR	37,665	USD	2/10/2015	1,350	—
90,761	CAD	50,000	GBP	3/13/2015	—	324

					11,756	984

MORGAN STANLEY CAPITAL SERVICES INC
124,697	USD	100,000	EUR	2/10/2015	—	3,647
137,355	USD	110,000	EUR	2/10/2015	—	4,200
116,822	USD	95,000	EUR	2/10/2015	—	1,825

					—	9,672

TOTAL (1.29% OF NET ASSETS)					$85,406	$16,735

Currency Legend:
BRL	Brazilian Real	CAD	Canadian Dollar
CHF	Swiss Franc	CLP	Chilean Peso
EUR	Euro	GBP	British Pound Sterling
IDR	Indonesian Rupiah	MXN	Mexican Peso
NZD	New Zealand Dollar	USD	United States Dollar

Note: The above schedule presents open forward exchange contracts by counterparty.

Schedule of Investments – Swaps

at December 31, 2014

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Swaps

December 31, 2014

	Counterparty	Notional Currency	Notional Amounts	Market Value	Premiums Paid (Received)	Unrealized Gain (Loss)
Bilateral Credit Default Swaps,
Protection Bought:
CLARIANT AG, Pay 1.00% Receive upon credit default, 03/20/2020	Citigroup	EUR	85,000	$(659)	$(441)	$(218)

MARKS AND SPENCER, p.l.c., Pay 1.00% Receive upon credit default, 03/20/2020	Citigroup	EUR	110,000	428	507	(79)

SOCIETE GENERALE SA, Pay 1.00% Receive upon credit default, 03/20/2020	JP Morgan	EUR	130,000	(845)	423	(1,268)

TESCO PLC, Pay 1.00% Receive upon credit default, 3/20/2020	Citigroup	EUR	70,000	3,903	3,933	(30)

YUM BRANDS, INC., Pay 1.00% Receive upon credit default, 03/20/2020	Citigroup	USD	110,000	(1,466)	(1,490)	24

TOTAL (-0.03% OF NET ASSETS)				$1,361	$2,932	$(1,571)

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Swaps

December 31, 2014

	Counterparty	Notional Currency	Notional Amounts	Market Value	Initial Value	Unrealized Gain (Loss)
Centrally Cleared Credit Default Swaps,
Protection Bought:
MARKIT ITRX EUR XOVER, Pay 5.00% Receive upon credit default, 12/20/2019	Intercontinental Exchange	EUR	160,000	$(12,959)	$(13,750)	$791

MARKIT ITRX EUR SNR FIN, Pay 1.00% Receive upon credit default, 12/20/2019	Intercontinental Exchange	EUR	60,000	(1,152)	(1,221)	69

TOTAL (0.02% OF NET ASSETS)				$(14,111)	$(14,971)	$860

Currency Legend:
EUR Euro USD United States Dollar

Schedule of Investments – Futures Contracts

at December 31, 2014

BRANDYWINE INVESTMENT TRUST:

GLOBAL MULTI-SECTOR INCOME FUND

Schedule of Investments - Futures Contracts

December 31, 2014

Underlying Risk	Contracts	Units per Contract	Contract Currency	Maturity Date	Contract Value at December 31, 2014	Unrealized Gain (Loss)
Futures Contract (-0.08% of Net Assets):
Variation Margin Payable
UK LONG GILT FUTURES (LIF)	(1)	1,000	GBP	March 2015	$(186,377)	$(4,241)

Currency Legend:
GBP British Pound